Exhibit 99

FOR IMMEDIATE RELEASE

RPC, Inc. to Present at Lehman Brothers CEO Energy/Power Conference

ATLANTA, August 26, 2008 -- RPC Incorporated (NYSE: RES) announced today that it will present at the Lehman Brothers CEO Energy/Power Conference in New York on September 2, 2008 at 1:40 p.m. Eastern Daylight Time.

The presentation will provide a corporate overview, highlight the services RPC provides and discuss the most recently published financial results.  Management's remarks will be available in real time directly from Lehman Brothers CEO Energy/Power Conference or from RPC’s investor website, http://www.rpc.net for a period of 30 days following the presentation.

RPC, an oil and gas services company, provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest and Rocky Mountain regions, and in selected international markets.  RPC’s investor Web site can be found on the Internet at http://www.rpc.net.

For more information about RPC, Inc. and/ or this presentation, please contact:

Jim Landers
V.P. Corporate Finance
404.321.2162
jlanders@rpc.net

Sharon A. Lennon
Investor Relations and Corporate Communications Manager
404.321.2172
slennon@rpc.net